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                                                               Exhibit 99.(a)(6)

                              ARTICLES OF AMENDMENT

                                       OF

                     DRYDEN TAX-MANAGED SMALL-CAP FUND, INC.

     DRYDEN TAX-MANAGED SMALL-CAP FUND, INC., a Maryland corporation having its principal office in the Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The name of the Corporation is changed to "Dryden Small-Cap Core Equity Fund, Inc." and Article I of the Charter of the Corporation is hereby amended in its entirety to read as follows:

                                   ARTICLE I.

          The name of the corporation (hereafter called the "Corporation") is "Dryden Small-Cap Core Equity Fund, Inc."

     SECOND: The foregoing amendment to the Charter of the Corporation does not increase the authorized stock of the Corporation.

     THIRD: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors of the Corporation.

     FOURTH: The foregoing amendment to the Charter of the Corporation is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

     FIFTH: The foregoing amendment to the Charter of the Corporation shall become effective upon acceptance for record by the Maryland State Department of Assessments and Taxation.

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     IN WITNESS WHEREOF, DRYDEN TAX-MANAGED SMALL-CAP FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on December 9, 2003.

WITNESS:                                            DRYDEN TAX-MANAGED SMALL-CAP
                                                    FUND, INC.


/s/ Marguerite E. H. Morrison                       By: /s/ Judy A. Rice
-------------------------------                         -------------------
Marguerite E. H. Morrison                                   Judy A. Rice
Assistant Secretary                                         President


     THE UNDERSIGNED, President of DRYDEN TAX-MANAGED SMALL-CAP FUND, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation that these Articles of Amendment are the act of the Corporation and certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.


                                                        /s/  Judy A. Rice
                                                    --------------------------
                                                             Judy A. Rice

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